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                                                          Exhibit 10(P)

                       THIRD AMENDMENT
                           TO THE
                     CURTICE BURNS FOODS
                KEY EXECUTIVE SEVERANCE PLAN


      WHEREAS, the Curtice Burns Foods Key Executive Severance Plan (the 'Plan') was adopted on March 22, 1993, and was amended by the Board of Directors on May 21, 1993, and June 29, 1993, and

      WHEREAS, the Board of Directors, acting pursuant to its right to amend the Plan, has adopted certain additional amendments to the Plan as specified below.

      NOW, THEREFORE, the Plan is hereby amended as follows:

         1. The introductory paragraph of Paragraph 3 of the Plan pertaining to Group C Executives is hereby amended to read in its entirety as follows:

            'Group C Executives. In the event of (i) a Special Termination (as hereinafter defined) of a Group C Executive's employment with Curtice Burns (including its subsidiaries) within two years after a Special Change of Control (as hereinafter defined) or (ii) a Termination (as hereinafter defined) of a Group C Executive's employment with Curtice Burns (including its Subsidiaries) within two years after a Change of Control, the Group C Executive shall receive the following payments and benefits:'

      2. For purposes of determining whether Patrick Lindenbach is entitled to any benefits under Paragraph 3 of the Plan, he shall be deemed to be a Group C Executive, and for purposes of determining the amount of benefits Patrick Lindenbach is entitled to receive under Paragraph 3 of the Plan, he shall be deemed a Group A Executive.

      3. Paragraph 5(a) of the Plan is hereby amended to read in its entirety as follows:

            '(a) A 'Change of Control' shall be deemed to have taken place if: (i) anyone other than Agway Inc. or any of its affiliates ('Agway'), including a 'group' (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the '1934 Act')) becomes the 'beneficial owner' (within the meaning of Rule 13d-3 under the 1934 Act) of a majority of the Class B shares of Curtice Burns or more than 30% of any other class of stock of Curtice Burns entitled to elect a majority of the Directors of Curtice Burns; or (ii) Curtice Burns is a party to a merger, consolidation or other business combination in which it is not the surviving corporation or sells or transfers all or a major portion of its assets to any other person (any of the foregoing, a 'Business Combination') unless both (A) the holders of a majority of the Class A and Class B shares of Curtice Burns immediately prior thereto shall hold at least a majority of the shares of capital stock of the Successor Corporation (as hereinafter defined) entitled to vote in the election of directors of the Successor Corporation and (B) no person or

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         'group' shall 'beneficially own' more than 30% of all shares of capital stock of the Successor Corporation entitled to vote in the election of directors of the Successor Corporation; or (iii) as a result of, or in connection with, any cash tender or exchange offer, purchase of stock, or Business Combination or contested election, or any combination of the foregoing transactions (a 'Transaction'), the persons who were directors of Curtice Burns before the Transaction shall cease to constitute a majority of the board of directors of Curtice Burns or any Successor Corporation. 'Successor Corporation' means the surviving, resulting or transferee corporation in a Business Combination or, if such corporation is a direct or indirect subsidiary of another corporation, the parent corporation of such surviving, resulting or transferee corporation. Notwithstanding the foregoing, no event, Business Combination or Transaction described in clauses (i), (ii) or (iii) which results from a proposal initiated by Curtice Burns management shall be considered a Change of Control for purposes of this Plan.'

      4. Paragraph 5 of the Plan is amended to add three new subparagraphs thereto as follows:

            '(d) 'Special Termination' shall mean (i) termination by Curtice Burns of the employment of the executive with Curtice Burns including its Subsidiaries for any reason other than death, disability or the executive's conviction for any felony involving fraud, embezzlement or breach of trust, or (ii) the resignation of the executive for any reason.'

            '(e) 'Special Change of Control' shall mean a Change of Control involving, directly or indirectly, Pro-Fac Cooperative, Inc. or any subsidiary or affiliate of Pro-Fac Cooperative, Inc.'

            '(f)  Unless the context otherwise requires, the term
         'Curtice Burns' shall be deemed to include a Successor
         Corporation in a Business Combination.'

      5. Subsection (iii) of the definition of 'Cause' contained in Paragraph 5(b) of the Plan is hereby amended in its entirety as follows:

         '(iii) the executive's conviction for any felony involving fraud, embezzlement or breach of trust.'

      6. Paragraph 10 of the Plan is amended to read in its entirety as follows:

         '10. Duration. This Plan shall remain in effect until February 2, 1995; provided, however, that in the event a Change of Control or a Special Change of Control occurs prior to such date, this Plan shall remain in effect for two years after the date of such Change of Control or Special Change of Control.'

      7.  The following new paragraph is hereby added to the Plan:

         '11. Legal Fees and Expenses. Curtice Burns shall pay, upon request and documentation thereof, all reasonable legal fees and expenses which any executive may incur as a result of Curtice Burns

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      or any of its Subsidiaries contesting the validity or enforceability of any provision of this Plan or any claim by such executive under this Plan; provided, however, Curtice Burns shall be entitled to be reimbursed by the executive for such amounts previously paid to the executive if it is finally judicially determined that the executive's claims under this Plan were frivolous.'

      IN WITNESS WHEREOF this Third Amendment to the Plan has been executed and shall become effective as of August 9, 1993.

                          CURTICE-BURNS FOODS, INC.



                      By:__________________________________________



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